EXHIBIT 23.2


            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS


As independent petroleum engineers, we hereby consent to the incorporation by reference in Form S-8 Registration Statement, dated February 10, 2005, of Gasco Energy, Inc. (the "Company") to Netherland, Sewell & Associates, Inc., independent petroleum engineers, and the report dated March 16, 2004, entitled Estimate of Reserves and Future Revenue to the Gasco Energy, Inc. Interest in Certain Oil and Gas Properties Located in Riverbend Field, Uintah County, Utah, as of December 31, 2003, prepared by such independent petroleum engineers.


                                        NETHERLAND, SEWELL & ASSOCIATES, INC.

                                            /s/ Frederic D. Sewell
                                       By:  _________________________________
                                            Frederic D. Sewell
                                            Chairman and Chief Executive Officer

Dallas, Texas
February 10, 2005